UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

GameSquare Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39389	99-1946435
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 Cowboys Way, Ste. 1335 Frisco, Texas, USA	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 464-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GAME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 23, 2025, GameSquare Holdings, Inc. (the “Company”) received a notification letter from the Nasdaq Listing Qualifications department (“Nasdaq”) regarding the timing of its annual meeting of shareholders. Nasdaq noted that the Company has not yet held an annual meeting of shareholders within twelve months of the end of its December 31, 2023 fiscal year, as required under Listing Rules 5620(a) and 5810(c)(2)(G) (“Rules”).

The Company, which did hold a special shareholders meeting on February 27, 2024, engaged in extensive discussions with Nasdaq to present its position that it is compliant with the Rules, referencing its status as an entity domiciled in British Columbia prior to its re-domestication in Delaware, which became effective on March 7, 2024, and its governance under its former Articles of Incorporation. The Company is committed to addressing this compliance matter to Nasdaq’s satisfaction and had, as a precautionary measure, scheduled and announced its annual meeting, to occur on March 12, 2025, before the Company received the notification letter. Nasdaq granted the Company an extension until March 12, 2025 to regain compliance.

Importantly, the notification letter has no immediate effect on the listing of the Company’s securities on the Nasdaq Capital Market, and the Company remains focused on meeting all listing requirements in the normal course of business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESQUARE HOLDINGS, INC.

Date: January 29, 2025	By:	/s/ Justin Kenna
	Name:	Justin Kenna
	Title:	Chief Executive Officer and Director